EXHIBIT 10.1

FOURTH AMENDMENT, dated as of December _, 2009 (“Fourth Amendment”), to the AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of September 26, 2007 (as amended, restated, supplemented or otherwise modified, the “LSA”), among BioScrip Pharmacy Services, Inc. (“Pharmacy Services”), BioScrip Infusion Services, Inc. (“Infusion Services Inc”), BioScrip Pharmacy (NY), Inc. (“Pharmacy (NY)”), BioScrip PBM Services, LLC (“PBM Services”), BioScrip Pharmacy, Inc. (“Pharmacy”), Natural Living, Inc. (“Natural Living”), BioScrip Infusion Services, LLC (“Infusion Services LLC) and Bradhurst Specialty Pharmacy, Inc. (“Bradhurst”, and together with Pharmacy Services, Infusion Services Inc, Pharmacy (NY), PBM Services, Pharmacy, Natural Living and Infusion Services LLC, each a “Borrower” and collectively, jointly and severally, the “Borrowers”), as borrowers, and HFG Healthco-4 LLC (together with its successors and assigns, the “Lender”), as the lender.  Unless otherwise defined herein, terms in the LSA are used herein as therein defined.

The Borrowers and the Lender have agreed to amend the LSA on the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

SECTION 1.            AMENDMENTS TO LSA.

The following amendments shall become effective as of the Effective Date:

1.1.            The defined term “Consolidated Fixed Charge Coverage Ratio” appearing in Exhibit I of the LSA is hereby amended by (i) deleting such  defined term in its entirety, and (ii) substituting therefor the following new defined term:

“Consolidated Fixed Charge Coverage Ratio” means the ratio, as determined as at the end of each fiscal quarter of the Parent for the immediately prior 12 month period, (x) Consolidated EBITDA of the Parent and its Subsidiaries for such period, to (y) the sum of each of the following items to the extent paid or payable by the Borrowers in cash during such period: (i) the current portion long-term Debt, plus (ii) the current portion of Capital Leases, plus (iii) Consolidated Capital Expenditures (to the extent not funded by or being acquired under permitted purchase money loans or capital leases), plus (iv) Consolidated Interest Expense, plus (v) taxes, plus (vi) payment of dividends, distributions, advances, and loans to officers, Affiliates, and shareholders.

1.2.            The defined term “Debt/EBITDA Ratio” appearing in Exhibit I of the LSA is hereby amended by adding the following proviso at the end of such defined term:

provided, that for the purposes of calculation of the covenant set forth in clause (v) of Exhibit V hereto, “Debt/EBITDA Ratio” shall mean the ratio, as determined as at the end of each fiscal quarter of the Parent, of (x) the average Debt of the Borrowers for such fiscal quarter, calculated as the arithmetic average of all daily balances during such fiscal quarter, to (y) Consolidated EBITDA for the immediately prior 12 months.

1.3.            Exhibit V of the LSA is hereby amended by (i) deleting clauses (t) and (u) in their entirety, and (ii) substituting therefor the following new clauses (inserted in their respective appropriate alphabetical locations):

(t)            Consolidated Net Worth.  The Consolidated Net Worth, calculated as at the end of each fiscal quarter of the Parent, is less than (i) $95,000,000 minus (ii) any and all write offs of goodwill, deferred tax assets, intangible assets and other non-cash items as reflected in the Parent’s financial statements.

(u)           Current Ratio.  The ratio of (i) Current Assets to (ii) Current Liabilities for each Fiscal Quarter during which the principal amount of the Revolving Loan exceeded 50% of the Borrowing Limit at any time, is less 1.10:1.00.

SECTION 2. CONDITIONS PRECEDENT

2.1. Effective Date of this Fourth Amendment.  This Fourth Amendment shall become effective as of the date (the “Effective Date”) at such time when the Lender shall have received fully executed counterparts of this Fourth Amendment.

SECTION 3.            MISCELLANEOUS

3.1. The Borrowers each hereby certify, represent and warrant that, after giving effect to this Fourth Amendment, (i) except as otherwise disclosed in public filings made by the Parent with the United States Securities and Exchange Commission, the representations and warranties in the LSA are true and correct, with the same force and effect as if made on such date, except as they may specifically refer to an earlier date, in which case they were true and correct as of such date, (ii) no unwaived Default or Event of Default has occurred or is continuing (nor any event that but for notice or lapse of time or both would constitute a Default or an Event of Default), (iii) each of the Borrowers has the corporate power and authority to execute and deliver this Fourth Amendment, and (iv) no consent of any other person (including, without limitation, shareholders or creditors of any Borrower), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this Fourth Amendment, other than, in each case, such that have been obtained.

3.2. The terms “Agreement”, “hereof”, “herein” and similar terms as used in the LSA shall mean and refer to, from and after the effectiveness of this Fourth Amendment, the LSA as amended by this Fourth Amendment, and as it may in the future be amended, restated, modified or supplemented from time to time in accordance with its terms.  Except as specifically agreed herein, nothing herein shall be deemed to be an amendment or waiver of any covenant or agreement contained in the LSA or any other Document and each of the parties hereto agrees that all of the covenants and agreements and other provisions contained in the LSA and the other Documents, as amended, waived or otherwise modified hereof, are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their terms from and after the date of this Fourth Amendment.

3.3.            Parent and Chronimed, LLC (f/k/a Chronimed Inc.) each hereby ratifies its Guarantee of the Guaranteed Obligations (as defined in that certain Amended and Restated Guaranty, effective as of October 1, 2007, made by Parent and Chronimed, LLC (f/k/a Chronimed Inc.) (the “Guaranty”)) pursuant to the Guaranty and each of the Borrowers, Parent and Chronimed, LLC (f/k/a Chronimed Inc.) hereby ratifies its grant of a security interest made under the Documents.

3.4.            This Fourth Amendment shall constitute a Document under the LSA

3.5. THIS FOURTH AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

3.6.            The captions in this Fourth Amendment are for convenience of reference only, are not part of this Fourth Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Fourth Amendment.

3.7.            Any provision of this Fourth Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

3.8. This Fourth Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

3.9. Delivery of an executed counterpart of a signature page by telecopier, .pdf or similar electronic transmission shall be effective as delivery of a manually executed counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BIOSCRIP INFUSION SERVICES, INC. By: ______________________________ Name: Title:	BIOSCRIP PHARMACY SERVICES, INC. By: ______________________________ Name: Title:
BIOSCRIP PBM SERVICES, LLC By: ______________________________ Name: Title:	BIOSCRIP PHARMACY (NY), INC. By: ______________________________ Name: Title:
NATURAL LIVING, INC. By: ______________________________ Name: Title:	BIOSCRIP PHARMACY, INC. By: ______________________________ Name: Title:
BIOSCRIP INFUSION SERVICES, LLC By: ______________________________ Name: Title:	BRADHURST SPECIALTY PHARMACY, INC. By: ______________________________ Name: Title:
Solely with respect to Section 3.3 hereof:
BIOSCRIP, INC. By: ______________________________ Name: Title:	CHRONIMED, LLC (f/k/a Chronimed Inc.) By: ______________________________ Name: Title:

HFG HEALTHCO-4 LLC, as Lender By: HFG Healthco-4, Inc., a member By: _____________________________ Name: Title: